                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                          JOHN Q. HAMMONS HOTELS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:


                  -------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:


                  -------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  -------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:


                  -------------------------------------------------------------

         5)       Total fee paid:


                  -------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


                  -------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:


                  -------------------------------------------------

         3)       Filing Party:


                  -------------------------------------------------

         4)       Date Filed:


                  -------------------------------------------------

                          JOHN Q. HAMMONS HOTELS, INC.
                           300 JOHN Q. HAMMONS PARKWAY
                           SPRINGFIELD, MISSOURI 65806
                                 (417) 864-4300


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 2003


TO THE SHAREHOLDERS OF
JOHN Q. HAMMONS HOTELS, INC.

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "annual meeting") of John Q. Hammons Hotels, Inc. (the "Company") will be held on Tuesday, May 13, 2003, at 9:00 a.m., local time, at the Holiday Inn University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri for the following purposes:

         1. Election of Directors. To elect three directors, each for a three-year term (Proposal One);

         2. Ratification of Appointment of Auditors. To ratify the appointment by the board of directors of the firm of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 2, 2004 (Proposal
Two); and

         3. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The board of directors of the Company has fixed the close of business on April 2, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

                                              Sincerely,



                                              John Q. Hammons
                                              Chairman of the Board

Springfield, Missouri
April 10, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          JOHN Q. HAMMONS HOTELS, INC.
                           300 JOHN Q. HAMMONS PARKWAY
                           SPRINGFIELD, MISSOURI 65806
                                 (417) 864-4300


                                 PROXY STATEMENT

                                       FOR

           ANNUAL MEETING OF JOHN Q. HAMMONS HOTELS, INC. SHAREHOLDERS

                           TO BE HELD ON MAY 13, 2003


                                  INTRODUCTION

         In this Proxy Statement, when we use the term "Company," we mean (i) John Q. Hammons Hotels, Inc., a Delaware corporation, (ii) John Q. Hammons Hotels, L.P., a Delaware limited partnership of which John Q. Hammons Hotels, Inc. is the sole general partner, and (iii) Hammons, Inc., a Missouri corporation, as predecessor general partner, collectively, or, as the context may require, John Q. Hammons Hotels, Inc. only. When we use the term "Partnership" we mean John Q. Hammons Hotels, L.P., a Delaware limited partnership.

GENERAL

         We are sending this Proxy Statement to our shareholders as part of the solicitation of proxies by the board of directors for use at our annual meeting of shareholders. The meeting will be held at the Holiday Inn University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri at 9:00 a.m. local time on May 13, 2003. At the annual meeting, you will be asked to elect three
(3) members of the board of directors (Proposal One), to ratify the appointment by the board of directors of the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 2, 2004 (Proposal Two), and to transact such other business as may properly come before the meeting. We are first mailing this Proxy Statement, together with the enclosed proxy card, to shareholders on or about April 10, 2003.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         The close of business on April 2, 2003, is the record date for determination of the shareholders entitled to vote at the annual meeting. This means that only holders of record of shares of our common stock at the close of business on that date may vote at the annual meeting. Each share of class A common stock has one vote and each share of class B common stock has 50 votes. Based on the number of annual reports requested by brokers, we estimate that we have approximately 1,150 beneficial owners of our class A common stock. On the record date, we had approximately 280 holders of record of the 4,789,729 shares of class A common stock outstanding. One person holds all 294,100 shares of class B common stock outstanding. Holders of at least a majority of the total number of outstanding shares of common stock entitled to vote must be present (in person or by proxy) at the annual meeting to constitute a quorum. Inspectors of election appointed by the board of directors will tabulate shareholders' votes. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum at the annual meeting, but will not be counted as votes cast for or against any matter presented at the annual meeting.

         If you properly execute and return the enclosed proxy in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions you mark on the proxy. Executed but unmarked proxies will be voted FOR the election of the three (3) nominees for election to the board of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 2, 2004. We do not know of any other matters that are to come before our annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxy will vote the shares represented by such proxy as determined by a majority of the board of directors.

         Your presence at the annual meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time before it is exercised by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to Debra Mallonee Shantz, General Counsel, John Q. Hammons Hotels, Inc., 300

John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806, or by appearing at the annual meeting and voting in person.

         The Company will pay the cost of soliciting proxies. We may solicit proxies by mail, personally or by telephone or telegraph by directors, officers and employees. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such persons for their reasonable expenses they incur.

         A copy of our annual report to stockholders for the fiscal year ended January 3, 2003 accompanies this Proxy Statement. WE ARE REQUIRED TO FILE AN ANNUAL REPORT FOR OUR FISCAL YEAR ENDED JANUARY 3, 2003 ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). YOU MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO INVESTOR RELATIONS, JOHN Q. HAMMONS HOTELS, INC., 300 JOHN Q. HAMMONS PARKWAY, SUITE 900, SPRINGFIELD, MISSOURI 65806.

         We will have a list of shareholders of record entitled to vote at our annual meeting available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting at our office at 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

                              ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

         At our annual meeting, three (3) directors will be elected, each for a three-year term. Unless you specify otherwise on your proxy, the persons named in the proxy plan to vote the shares represented by your properly executed proxy for the election as directors of the three persons named as nominees. We believe the nominees will stand for election and will serve if elected as directors. If any of the persons nominated fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the board of directors may recommend.

         Under our Bylaws, the board of directors currently is comprised of eight (8) persons, divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years. There is no cumulative voting for election of directors. The three (3) nominees receiving the greatest number of votes cast for the election of directors at the annual meeting will become directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         We list the board of directors' nominees for election as directors and those directors who will continue to serve after the annual meeting below. We also provide certain other information about each person's age, principal occupation or employment during the past five years, the periods during which they have served as directors and positions they currently hold with us.

                                                Director      Expiration
                                        Age       Since        of Term       Position(s) Held with Company
                                       -----    --------      ----------     -----------------------------
NOMINEES FOR 3-YEAR TERM

Daniel L. Earley                        60        1994           2003       Director

John Q. Hammons                         84        1994           2003       Director, Chairman and Chief Executive
                                                                            Officer

James F. Moore                          60        1995           2003       Director

CONTINUING DIRECTORS

Donald H. Dempsey                       58        1999           2004       Director

Jacqueline A. Dowdy                     59        1994           2005       Director and Secretary

William J. Hart                         62        1994           2005       Director

John E. Lopez-Ona                       45        1996           2004       Director

David C. Sullivan                       63        1999           2005       Director

         Jacqueline A. Dowdy has been the Secretary and director of the Company since 1994. She has been active in Mr. Hammons' hotel operations since 1981. She is an officer and director of several affiliates of the Company.

         William J. Hart has been a director of the Company since 1994. He is a member of the law firm of Husch & Eppenberger, LLC, formerly Farrington & Curtis, P.C., a position he has held since 1970. Mr. Hart's firm performs legal services on a regular basis for the Company and personally for Mr. Hammons. Mr. Hart has also been a director since 1981 of Johnson Industries, Inc.

         David C. Sullivan became a director of the Company in May 1999. From May 1998 until 2001, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of ResortQuest International, a company listed on the New York Stock Exchange that provides vacation rental and property management services. From April 1995 to December 1997, Mr. Sullivan was Executive Vice President and Chief Operating Officer of Promus Hotel Corporation, a publicly traded hotel franchisor, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. From 1993 to 1995, Mr. Sullivan was the Executive Vice President and Chief Operating Officer of the Hotel Division of The Promus Companies Incorporated or PCI. He was the Senior Vice President of Development and Operations of the Hampton Inn/Homewood Suites Division of PCI from 1991 to 1993. From 1990 to 1991, Mr. Sullivan was the Vice President of Development of the Hampton Inn Hotel Division of PCI.

         Donald H. Dempsey became a director of the Company in August 1999. Mr. Dempsey currently serves as Executive Vice President, Secretary, Treasurer and Chief Financial Officer of Equity Inns, Inc., where he also serves on its board of directors. Equity Inns, Inc., is a large lodging real estate investment trust headquartered in Germantown, Tennessee, which owns 96 hotels in 34 states. Mr. Dempsey has more than 30 years' experience in corporate and financial management within the hotel industry. Before he joined Equity Inns in July 1998, Mr. Dempsey served as Executive Vice President and Chief Financial Officer of Choice Hotels International, Inc., a publicly traded hotel franchisor. From April 1995 to December 1997, Mr. Dempsey served as Senior Vice President and Chief Financial Officer of Promus Hotel Corporation. From October 1993 to April 1995, he served as Senior Vice President of Finance and Administration of the Hotel Division of The Promus Companies Incorporated, and from December 1991 to October 1993, as Vice President, Finance, of the Hampton Inn/Homewood Suites Hotel Division of The Promus Companies Incorporated. Mr. Dempsey served in various other senior financial and development officer positions with the Hotel Division of The Promus Companies Incorporated and its predecessor companies from 1983 to 1991. From 1969 to 1983, Mr. Dempsey held various corporate and division financial management and administrative positions with Holiday Inns, Inc.

         Daniel L. Earley has been a director of the Company since 1994. Since 1985, Mr. Earley has been President, Chief Executive Officer and a director of First Clermont Bank, a community bank located in Milford, Ohio, which is owned by Mr. Hammons.

         John Q. Hammons is Chairman, Chief Executive Officer, a director and founder of the Company. Mr. Hammons has been actively engaged in the acquisition, development and management of hotel properties since 1959. From 1959 through 1969, Mr. Hammons and a business partner developed 34 Holiday Inn franchises, 23 of which were sold in 1969 to Holiday Inns, Inc. Since 1969, Mr. Hammons has developed 89 hotels on a nationwide basis, primarily under the Holiday Inn and Embassy Suites Hotels tradenames. Mr. Hammons is the controlling shareholder of the Company. See "Security Ownership of Management."

         John E. Lopez-Ona became a director of the Company in May 1996. He was a managing director of Kidder Peabody & Company, Inc., an investment banking firm, from March 1990 through March 1995. Since June 1995, Mr. Lopez-Ona has been the President of Anvil Capital, Inc., a firm he owns, which specializes in principal investment.

         James F. Moore became a director of the Company in May 1995. Mr. Moore is Managing Partner, American Products LLC, a privately owned manufacturing company serving the telecommunications industry located in Strafford, Missouri. From 1987 until 2001, he served as Chairman, Chief Executive Officer and a director of Champion Products, Incorporated, the predecessor company to American Products LLC. Prior to 1987, Mr. Moore served as President of the Manufacturing Division of Service Corporation International, a company listed on the New York Stock Exchange.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS.

CORPORATE GOVERNANCE AND OTHER MATTERS

         Selection of Nominees and Nominations by Shareholders. The board of directors acts as a nominating committee to select nominees for election as directors. Our Bylaws also permit shareholders to nominate persons for directors if the nominations are made in a timely notice in writing to the Secretary. We must receive the notice at our principal executive offices not less than 120 days and not more than 180 days before the meeting date (if at least 130 days' notice or prior public disclosure of the annual meeting date is made). If less than 130 days' notice or public disclosure of the meeting date is given to shareholders, we must receive notice not later than the close of business on the 10th day following the day on which such notice of the annual meeting date was mailed or such public disclosure was made. A shareholder's notice of nomination must include certain information (specified in Section 3.5 of our Bylaws) concerning each proposed nominee and the nominating shareholder. We have not received any nominations for directors from shareholders.

         Board of Directors Committees. The audit committee is composed of Messrs. Moore, Dempsey and Lopez-Ona. During the fiscal year ended January 3, 2003, they met six times. The audit committee reviews the scope and results of the independent annual audit. The audit committee also reviews the scope and results of audits performed by the Company's internal auditors.

         The members of the finance committee are Messrs. Earley, Dempsey, Sullivan and Mrs. Dowdy. The finance committee oversees the Company's finance, accounting and development activities, and reviews and makes recommendations to the board concerning all real property acquisitions of $1,000,000 or more, agreements with annual obligations of $250,000 or more, financings of $1,000,000 or more, any agreement or arrangements with Company insiders, sales or purchases of hotels or associated properties, the Company's annual budget and the refinancing of the Company's bonds and bank debt. After finance committee review, board policy provides that all such corporate commitments must be reviewed and approved by the board. During the fiscal year ended January 3, 2003, the finance committee held seven meetings.

         The compensation committee reviews employee compensation and makes recommendations to the board regarding changes in compensation and also administers our stock option plan and makes option grants. During the fiscal year ended January 3, 2003, the compensation committee held six meetings. The members of the compensation committee are Messrs. Hart, Moore, and Sullivan.

         During the fiscal year ended January 3, 2003, our board of directors held five meetings. Each director attended all board meetings, except for Mr. Dempsey who attended four of the five board meetings, and each director attended all meetings of each standing committee of which he or she was a member, except for Mr. Dempsey who attended five of the six audit committee meetings and five of the seven finance committee meetings.

         Director Compensation. For 2002, each non-employee director received:

         o $1,000 for each regular board meeting attended and $500 for each regular committee meeting attended ($750 per meeting for the committee chair),

         o a cash payment of $10,000 (other than Mr. Earley, who declined the cash payment),

         o 1,510 shares of class A common stock with a fair market value equal to $10,000 on the date of payment (other than Mr. Earley, who declined the share grant), and

         o an option to purchase 10,000 shares of the Company's class A common stock at a per share exercise price of $6.62, exercisable in four equal annual installments, beginning May 2, 2003, and expiring May 1, 2012.

         The stock and options were issued pursuant to the 1999 Non-Employee Director Stock and Stock Option Plan. Employee directors are not compensated for their services as directors or committee members.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

         The following table sets forth the salary compensation, cash bonus and certain other forms of compensation paid for services rendered in all capacities during the 2002, 2001 and 2000 fiscal years to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of the 2002 fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                                LONG-TERM COMPENSATION AWARDS
                                               -----------------------                            ---------------------------------
                                                                                ALL OTHER
NAME AND PRINCIPAL POSITIONS    FISCAL YEAR    SALARY ($)    BONUS ($)     COMPENSATION ($)(a)    SECURITIES UNDERLYING OPTIONS (#)
----------------------------    -----------    ----------    ---------     -------------------    ---------------------------------
John Q. Hammons                    2002          342,500     120,000                -                             -
Chairman of the Board and          2001          315,000     110,000                -                             -
Chief Executive Officer            2000          287,500     125,000                -                         100,000(d)

Louis Weckstein(b)                 2002          576,214     205,600              3,338                           -
President                          2001          150,800      31,090                -                         100,000(e)
                                   2000             -             -                 -                             -

Paul E. Muellner                   2002          177,545      79,000(f)           3,570                           -
Chief Financial Officer            2001          165,000      44,000              3,225                           -
                                   2000          137,100      50,000              2,057                        30,000(d)

Debra M. Shantz                    2002          160,839      66,500(g)           3,668                           -
General Counsel                    2001          153,100      44,000              3,047                           -
                                   2000          145,600      50,000              2,934                        30,000(d)

William A. Mead(c)                 2002          227,891      63,386              3,062                           -
Regional Vice President            2001          225,000      40,000              3,000                           -
Eastern Region                     2000          200,150      40,000              2,871                        20,000(d)


(a)      Matching contributions to 401(k) Plan.

(b) Joined the Company September 17, 2001. Salary includes $309,131 and $88,300 paid by the Company, and $267,083 and $62,500 paid personally by Mr. Hammons, in 2002 and 2001, respectively. Bonus for 2002 includes $105,600 paid by the Company and $100,000 which Mr. Hammons has agreed to pay to Mr. Weckstein in five equal monthly installments beginning March 1, 2003.

(c) Salary includes $162,891, $160,000 and $151,400 paid by the Company, and $65,000, $65,000 and $48,750 paid personally by Mr. Hammons, in 2002, 2001 and 2000, respectively.

(d)      Comprised of options with an exercise price of $5.00 per share.

(e)      Comprised of options with an exercise price of $5.15 per share.

(f) Includes a special one-time bonus of $25,000 for work related to refinancing the Company's bonds.

(g) Includes a special one-time bonus of $17,500 for work related to refinancing the Company's bonds.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding each stock option granted during fiscal year 2002 to each of the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                                                           RATES OF STOCK PRICE
                                                                                                             APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                                    OPTION TERM (b)(c)
                          ---------------------------------------------------------------------------     ----------------------
                                                     % OF TOTAL
                          NUMBER OF SECURITIES     OPTIONS GRANTED
                           UNDERLYING OPTIONS      TO EMPLOYEES IN      EXERCISE PRICE     EXPIRATION
         NAME                  GRANTED (#)            FISCAL YEAR          ($/SHARE)          DATE           5%($)      10%($)
         ----             --------------------     ---------------      --------------     ----------     ----------  ----------
John Q. Hammons                     --                    --                   --                  --            --           --
Louis Weckstein                     --                    --                   --                  --            --           --
Paul E. Muellner                    --                    --                   --                  --            --           --
Debra M. Shantz                     --                    --                   --                  --            --           --
William A. Mead                     --                    --                   --                  --            --           --
All Employees                   20,000 (a)               100%               $6.76           4/29/2012      $ 85,027    $ 215,474

(a)      Awarded on April 30, 2002.

(b) No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are in result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of the Company's stock price or to establish any present value of the options.

(c) Realizable values are computed based on the number of options granted in 2002 and still outstanding at year-end.

FISCAL YEAR-END OPTION VALUES

         The following table includes the number of shares covered by both exercisable and unexercisable stock options as of January 3, 2003 and the values of "in-the-money" options, which represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                         SHARES                                   OPTIONS                   IN-THE-MONEY OPTIONS (1)(2)
                       ACQUIRED ON        VALUE         ------------------------------     ------------------------------
NAME                   EXERCISE (#)    REALIZED ($)     EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                   ------------    ------------     -----------      -------------     -----------      -------------
John Q. Hammons             --              --             250,000            50,000         $ 21,500          $ 21,500
Louis Weckstein             --              --              25,000            75,000         $  7,000          $ 21,000
Paul E. Muellner            --              --              25,000            15,000         $  6,450          $  6,450
Debra M. Shantz             --              --              85,000            15,000         $  6,450          $  6,450
William A. Mead             --              --              50,000            10,000         $  4,300          $  4,300

(1) Calculated based upon the excess of the closing price of the Company's class A common stock as reported on the American Stock Exchange on January 3, 2003, over the exercise price per share of the stock options ($5.15 for the options granted in 2001 and $5.00 for the options granted in 2000). Does not include the stock options granted in 1998, as the exercise price per share of those stock options ($7.375) is greater than the $5.43 closing price on January 3, 2003, and so these options are not "in the money."

(2) All of the 1998 options are currently exercisable, fifty percent of the 2000 options are currently exercisable and twenty-five percent of the 2001 options are currently exercisable.

401(k) PLAN

         Effective January 1, 1996, we adopted a contributory retirement plan (the "401(k) Plan") for our employees age 21 and over with at least six months of service. The 401(k) Plan is designed to provide tax-deferred income to employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986. The 401(k) Plan provides that we will make a matching contribution to each participant's account equal to 50% of such participant's eligible contributions up to a maximum of 3% of such participant's annual compensation.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Debra M. Shantz, dated as of May 1, 1995, and amended on October 31, 1997 and October 31, 2000. Under the agreement, Ms. Shantz's annual base salary is $155,000, plus a discretionary bonus, with such annual increases in compensation as may be determined by the compensation committee of the Company. The agreement is scheduled to terminate on May 9, 2004.

         We entered into an employment agreement with Lou Weckstein, our President, effective September 17, 2001. Mr. Weckstein's base salary under the agreement is $300,000 per year, with such annual increases in compensation as may be determined by the compensation committee of the Company. He also may participate in incentive or supplemental compensation plans for which he is eligible. The compensation committee of the Company may award him a cash bonus based upon the bonus plan for our other executive officers. Either party may terminate the agreement at any time. Mr. Hammons and Mr. Weckstein also have a verbal agreement, under which Mr. Hammons has agreed to pay to Mr. Weckstein the difference between his annual salary from the Company and $600,000, up to a maximum of $270,000.

         We entered into an employment agreement with Bill Mead, one of our regional vice-presidents, as of January 25, 2000, that became effective on April 1, 2000. Mr. Mead's annual base salary under the agreement is $160,000, plus a guaranteed bonus of at least $40,000 each year. He also may participate in our available savings, retirement and other benefit plans. This agreement expires on March 31, 2005. In addition, as of January 27, 2000, Mr. Hammons and Mr. Mead entered into an agreement that provides that in exchange for Mr. Mead's services in selecting markets for various hotel projects, Mr. Hammons will pay Mr. Mead an additional $65,000 per year, in equal monthly installments, during the term of his employment agreement with the Company. That agreement also became effective on April 1, 2000, and provides that Mr. Mead will have the opportunity to acquire a 25% interest in up to three Residence Inn hotel projects, with a substantial portion of Mr. Mead's investment to be financed.

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission ("SEC"), including this Proxy Statement, in whole or in part, the following Report of the compensation committee and Comparative Company Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

         The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interest of executives with the long term interest of the Company's shareholders.

         In the interest of balancing all key shareholder interests, the compensation committee believes that the compensation of the Chief Executive Officer of the Company, along with the compensation of other officers, should be comprised of a combination of base pay, short-term annual incentive bonus and long-term stock options. While these elements are balanced in total in comparison to other comparable organizations, the compensation committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term shareholder value in excess of other comparable organizations.

         Base Salary. In determining the appropriate amount of fixed base pay for officers, the compensation committee compared the officers' base salaries with those paid to other executives in the hotel industry.

         Incentive Bonus. The bonus component paid to officers is structured to generally pay bonuses upon fulfillment of predetermined corporate and individual goals. Full bonus payouts to officers will be made only if the Company's performance goals are exceeded. There are also certain discretionary bonuses paid when deemed appropriate by the compensation committee.

         Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plan to officers and other key employees who are in a position to make substantial contributions to the long-term success of the Company. The compensation committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

         2002 CEO Compensation. In devising an appropriate compensation package for John Q. Hammons, our Chairman of the Board and Chief Executive Officer, the compensation committee was guided by our Company's performance, competitive practices and the compensation committee's program, discussed above, of determining compensation with reference to compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of our CEO are considered at the same time we consider similar adjustments for our executive officers.

         In creating Mr. Hammons' total cash compensation package for our 2002 fiscal year, the compensation committee was guided by a review of publicly available information as to the compensation of the CEO's of other hotel management companies. In addition, the committee gave consideration to the amount of time Mr. Hammons expended on projects that were not directly related to the benefit of the Company. As a result, the compensation committee granted Mr. Hammons a base salary of $350,000 effective April 1, 2002. For the 2003 fiscal year the committee has granted Mr. Hammons a base salary increase to $362,000 effective April 1, 2003.

                           2002 Compensation Committee
                           ---------------------------

                            William J. Hart, Chairman
                                David F. Sullivan
                                 James F. Moore

COMPARATIVE COMPANY PERFORMANCE

         The following table sets forth comparative information regarding the Company's cumulative shareholder return on its class A common stock from January 2, 1998, (the last trading day before the beginning of the Company's fifth preceding fiscal year), to January 3, 2003. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment), if any, plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return is based on an investment of $100 on January 2, 1998 and is compared to the cumulative total return on the S&P 500 Index and the Lodging Peer Group. The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG JOHN Q. HAMMONS HOTELS, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX

                                    [GRAPH]

                                 1/02/98    1/01/99    12/31/99    12/29/00   12/28/01    1/03/03
                                 -------    -------    --------    --------   --------    -------
JOHN Q. HAMMONS HOTELS, INC.     100.00      40.97       43.06       67.37      63.89      60.33
PEER GROUP INDEX                 100.00      72.53       51.64       83.23      65.85      58.31
S&P 500 INDEX                    100.00     128.58      155.64      141.46     124.65      97.10

                     ASSUMES $100 INVESTED ON JAN. 02, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 03, 2003

This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee for the fiscal year ended January 3, 2003 was comprised of three directors, Messrs. Sullivan, Moore and Hart.

         Mr. Hart is a non-employee director of the Company and is a member of the law firm of Husch & Eppenberger, LLC, which performs legal services on a regular basis for the Company and personally for Mr. Hammons. The Company paid such firm approximately $459,953 in legal fees during the fiscal year ended January 3, 2003.

CERTAIN TRANSACTIONS

         Mr. Hammons and Anvil Capital, an investment and consulting firm owned by Mr. Lopez-Ona, one of our directors, have formed a limited liability company through which they have invested in securities of one or more companies in industries unrelated to the Company's business.

         Mr. Hammons controls the Partnership through his control of the Company, the sole general partner of the Partnership. His equity interest in the Company (based on his beneficial ownership of 269,100 shares of class A common stock, all 294,100 shares of class B common stock and all 16,043,900 limited partnership units of the Partnership, or the LP Units) is 79%. There are significant potential conflicts of interests between Mr. Hammons as a limited partner of the Partnership, and the holders of class A common stock, which conflicts may be resolved in favor of Mr. Hammons.

         Holders of LP Units have the right to require the redemption of their LP Units. This redemption right will be satisfied, at the sole option of the Company, by the payment of the then cash equivalent thereof or by the issuance of shares of class A common stock on a one-for-one basis. Mr. Hammons beneficially owns all 16,043,900 LP Units. If Mr. Hammons, as a holder of LP Units, requires the Partnership to redeem LP Units, the non-employee directors of the Company would decide, consistent with their fiduciary duties as to the best interests of the Company, whether to redeem the LP Units for cash or for shares of class A common stock. Mr. Hammons would not vote or otherwise participate in the decision of the non-employee directors. Mr. Hammons has informed the Company that he has no current plan to require the Partnership to redeem his LP Units.

         During 2002, the Company provided management services to nine hotels not owned by the Company (the "Managed Hotels") pursuant to management contracts (the "Management Contracts"). Eight of the Managed Hotels are owned by Mr. Hammons and one is owned 50% by an entity controlled by Mr. Hammons and 50% by Jacqueline A. Dowdy, the secretary and a director of the Company. Management fees of 3% to 5% of gross revenues were paid to the Company by the Managed Hotels in the aggregate amount of $2,150,246 in the fiscal year ended January 3, 2003. In addition to the management fees paid by the Managed Hotels to the Partnership in that year, the Managed Hotels reimbursed the Company for a portion of the salaries paid by the Company to its regional vice presidents, whose duties include management services related to the Managed Hotels, and for certain marketing and other expenses allocated to the Managed Hotels. Such reimbursed services and expenses aggregated $370,000 in the fiscal year ended January 3, 2003. All of the Management Contracts are for 20-year terms, which automatically extend for four periods of five years, unless otherwise canceled.

         We currently have no hotels under construction and no plans to develop new hotels for the foreseeable future. During 2000, we entered into a five-year management contract with John Q. Hammons whereby we will provide internal administrative, architectural design, purchasing and legal services to Mr. Hammons in conjunction with the development of hotels in an amount not to exceed 1.5% of the total development costs of any single hotel for the opportunity to manage the hotel upon opening and the right to purchase the hotel in the event it is offered for sale. During fiscal year 2002, 2001 and 2000, the Company paid approximately $326,000, $487,000 and $1,455,000, respectively, of additional costs in accordance with the management contract. These costs will be amortized over a five-year contract period. Amortization for these costs commence upon the opening of the hotels.

         The Partnership holds an option from Mr. Hammons or persons or entities controlled by him to purchase the Managed Hotels, until February 2009. If an option is exercised, the purchase price is based on a percentage of the fair market value of the Managed Hotel as determined by an appraisal firm of national standing. One hotel owned by the Company and three Managed Hotels are located in Springfield, Missouri. These hotels potentially compete with one another for customers. We believe that these hotels do not significantly compete with one another due to their respective locations and attributes.

         Mr. Hammons has a 45% ownership interest in Winegardner & Hammons, Inc., or WHI. All of the hotels we own, or the Owned Hotels, have contracted with WHI to provide accounting and other administrative services. The accounting and administrative charges expensed by the Owned Hotels were approximately $1,572,000 in the fiscal year ended January 3, 2003. The fee may increase if the number of hotels for which WHI performs accounting and administrative services drops below 35 hotels. The existing accounting service agreement expires in June 2005.

         We lease space in the John Q. Hammons Building for our headquarters from a Missouri company, of which Mr. Hammons owns 50% and the remaining 50% is collectively held by other employees, including Jacqueline A. Dowdy, the secretary and a director, who is a 9.5% owner. Pursuant to four lease agreements, expiring December 31, 2004, we paid monthly rental payments of approximately $21,114 in 2002. We made aggregate annual lease payments to that Missouri company of approximately $253,365 in 2002.

         Certain of our employees provide some administrative and other services for Mr. Hammons' outside business interests. Management does not believe that, historically, the amount of such services has been material, but has implemented a cost-allocation system in 2002. Pursuant to the cost-allocation system, Mr. Hammons pays the Company

30% of all costs related to such services and maintains a deposit with the Company, which was $100,000 as of January 3, 2003, to cover these expenses.

         Mr. Hammons also owns trade centers adjacent to two of the Owned Hotels (the "JQH Trade Centers"). We lease the convention space in the JQH Trade Center located in Portland, Oregon, from Mr. Hammons pursuant to a lease expiring in 2004, requiring annual payments of approximately $300,000. With respect to the other JQH Trade Center, we make nominal annual lease payments to Mr. Hammons. We have assumed responsibility for all operating expenses of the JQH Trade Centers.

         We lease the real estate for Chateau on the Lake Resort, opened in mid-1997, in Branson, Missouri, from Mr. Hammons. Annual rent is based on adjusted gross revenues from room sales on the property and was approximately $287,000 in 2002. The lease term is 50 years, with an option to renew for an additional 10 years. We also have an option to purchase the land after March 1, 2018, at the greater of $3,000,000 or the current appraised value.

         We also lease the real estate for our Embassy Suites Hotel in Little Rock, Arkansas, which opened in the fall of 1997, from Mr. Hammons. Annual rent was $120,000 in 2002, and in future years will be adjusted based on the Consumer Price Index. The lease term is 40 years. We have an option to purchase the land at any time during the first 10 years of the lease term, for the greater of $1,900,000 or the current appraised value.

         We also lease the real estate for the Renaissance Suites Hotel in Charlotte, North Carolina, which opened in December, 1999, from Tulsa Hills Investments, Inc., an Ohio corporation, of which Mr. Hammons is a 99% owner and Jacqueline A. Dowdy is a 1% owner. The lease term is 99 years. Aggregate annual lease payments are $120,000 per year through 2008, and the greater of $124,800 or 1% of gross rooms revenues plus 0.5% of gross revenues from food and beverage sales thereafter.

         Mr. Hammons owns parcels of undeveloped land throughout the United States. Although there are no current plans to do so, we may purchase or lease one or more of these parcels in the future in order to develop hotels. Since Mr. Hammons controls the Company, such transactions would not be arms-length transactions but will be subject to restrictions contained in the indentures relating to the Partnership's outstanding mortgage notes due in 2012.

         We receive no management fee or similar compensation in connection with our management of the Partnership. We receive the following remuneration from the Partnership: (i) distributions, if any, in respect of our equity interest in the Partnership; and (ii) reimbursement for all direct and indirect costs and expenses we incur for or on behalf of the Partnership and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership.

         Mr. Hammons has a written agreement with Bill Mead, one of our regional vice presidents to supplement Mr. Mead's salary from the Company by $65,000 per year for five years, ending March 31, 2005, and to allow Mr. Mead to invest in 25% of up to three proposed new hotels. Mr. Hammons also has a verbal agreement with Lou Weckstein, our president, to supplement Mr. Weckstein's salary from the Company by up to $270,000 per year during his employment. We describe these arrangements in more detail under the caption "Employment Agreements" above.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of February 18, 2003, regarding the beneficial ownership of class A and class B common stock by each of our executive officers and directors, and by our executive officers and directors as a group. The number of shares of class A common stock shown in the table gives effect to the conversion of all 294,100 shares of class B common stock into an equal number of shares of class A common stock and also gives effect to the redemption of all 16,043,900 LP Units of the Partnership for shares of class A common stock on a one-for-one basis.

Except as indicated in the footnotes, all shares set forth in the table are owned directly, and the indicated person has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

NAME AND ADDRESS OF                               SHARES OF CLASS A       COMMON STOCK     SHARES OF CLASS B    COMMON STOCK
BENEFICIAL OWNER (a)                               NUMBER OF SHARES        PERCENTAGE       NUMBER OF SHARES     PERCENTAGE
----------------------------------                ------------------      ------------     -----------------    ------------
Executive Officers and Directors:
John Q. Hammons                                       16,857,100(b)             78.9%                294,100          100%
Jacqueline A. Dowdy                                       81,285(c)                *
Donald H. Dempsey                                         14,773(d)                *

NAME AND ADDRESS OF                               SHARES OF CLASS A       COMMON STOCK     SHARES OF CLASS B    COMMON STOCK
BENEFICIAL OWNER (a)                              NUMBER OF SHARES         PERCENTAGE      NUMBER OF SHARES      PERCENTAGE
----------------------------------                ------------------      ------------     -----------------    ------------
Daniel L. Earley                                             17,000(e)           *
William J. Hart                                              23,353(e)           *
John E. Lopez-Ona                                            29,453(e)           *
Debra M. Shantz                                              85,500(g)           *
William A. Mead                                              50,000(f)           *
James F. Moore                                               24,153(e)           *
Paul E. Muellner                                             25,000(f)           *
David C. Sullivan                                            23,853(e)           *
Louis Weckstein                                              25,700(h)           *
All executive officers and directors, as a               17,257,170(b)
group (12)                                          (c)(d)(e)(f)(g)(h)        79.5%                294,100          100%

         * Less than 1%

(a) The address of each of the executive officers and directors of the Company is 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

(b) Includes 269,100 outstanding shares of class A common stock. Also includes 294,100 shares of class B common stock convertible into class A common stock on a share-for-share basis at any time and which will be automatically converted into class A common stock upon the occurrence of certain events. Prior to conversion of the class B common stock and without giving effect to the redemption of the LP Units, the class B common stock (which has 50 votes per share) represents 76.8% of the combined voting power of both classes of the Company's outstanding Company common stock. Also includes 16,043,900 LP Units of the Partnership redeemable, at the sole option of the Company, by payment of the then cash equivalent of such LP Units or by the issuance of shares of class A common stock on a one-for-one basis. Remaining LP Units are owned for Mr. Hammons' benefit through Hammons, Inc., of which the John Q. Hammons Revocable Trust dated December 28, 1989, as amended and restated, is the sole shareholder. Also includes exercisable options to purchase 250,000 shares.

(c) Includes approximately 1,285 shares allocated to 401(k) Plan account as of the end of 2002, and exercisable options to purchase 50,000 shares.

(d)      Includes exercisable options to purchase 7,500 shares.

(e)      Includes exercisable options to purchase 15,000 shares.

(f)      Exercisable options.

(g)      Includes exercisable options to purchase 85,000 shares.

(h)      Includes exercisable options to purchase 25,000 shares.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         We list below information, as of January 3, 2003, with respect to each person we believe to be the beneficial owner of more than 5% of the outstanding class A common stock. This information is based solely on beneficial ownership information contained in the most recent Schedule 13D or 13G filed on behalf of such person with the SEC. The percentages shown are based on the outstanding shares of class A common stock (and do not give effect to the conversion of any of the 294,100 shares of class B common stock into an equal number of shares of class A common stock or to the redemption of any of the 16,043,900 LP Units for shares of class A common stock).

                                                                                PERCENT OF CLASS A
               NAME AND ADDRESS OF            AMOUNT AND NATURE OF                COMMON STOCK
                BENEFICIAL OWNER              BENEFICIAL OWNERSHIP                 OUTSTANDING
               ------------------             --------------------              ------------------
               James M. Clark, Jr.                  556,900 (a)                       11.6%
               52 Vanderbilt Ave.
               New York, NY  10017

               First Manhattan Co.                  627,857 (b)                       13.1%
               437 Madison Avenue
               New York, NY  10022

(a) Based on Schedule 13D dated May 2, 1999. According to the Schedule 13D, Mr. Clark has sole voting and dispositive power as to 519,000 shares and shared voting and dispositive power as to 37,900 shares (held in family trusts and a charitable foundation). The filing was also made on behalf of Susanna L. Porter. Ms. Porter has sole voting and dispositive power as to 11,000 shares.

(b)      Based on Schedule 13G dated February 13, 2003. According to the
         Schedule 13G, includes 78,850 shares owned by family members of Senior Managing Directors of First Manhattan Corp. ("FMC"). FMC disclaims dispositive powers as to 16,700 of such shares and beneficial ownership as to 62,150 of such shares. FMC has sole voting and dispositive power as to 27,200 shares, shared voting power as to 576,407 shares and shared dispositive power as to 600,657 shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership of our securities and to file subsequent reports when their ownership changes. Based on a review of reports submitted to us, we believe that all
Section 16(a) filing requirements applicable to our directors and officers during the fiscal year ended January 3, 2003, were complied with on a timely basis.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                 (PROPOSAL TWO)

         On June 24, 2002, upon the recommendation of the audit committee, the board of directors dismissed Arthur Andersen LLP as our independent auditors and selected Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending January 3, 2003.

         Arthur Andersen LLP's reports on the financial statements of the Company for each of the fiscal years ended December 28, 2001 and December 29, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 28, 2001 and December 29, 2000, and through the date hereof, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter in connection with its reports on the Company's financial statement for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen with a copy of the foregoing disclosures and has authorized Arthur Andersen LLP to respond fully to the inquiries of Deloitte & Touche LLP.

         During the years ended December 28, 2001 and December 29, 2000, and through June 24, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         The board of directors has appointed the firm of Deloitte & Touche LLP to act as our independent auditors for the fiscal year ending January 2, 2004, subject to ratification of such appointment by shareholders. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending January 2, 2004. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         Shareholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

FEES BILLED TO COMPANY BY DELOITTE & TOUCHE LLP DURING FISCAL 2002

         Deloitte & Touche LLP was our independent auditor for 2002. A summary of the fees we paid to Deloitte & Touche LLP during 2002 follows:

         Audit Fees:

         Audit fees billed to us by Deloitte & Touche LLP during the 2002 fiscal year for the audit of our annual financial statements and the review of the financial statements included in our quarterly reports on the Form 10-Q totaled $232,403.

         Financial Information Systems Design and Implementation:

         In 2002, we did not pay Deloitte & Touche LLP for any services related to financial information systems design and implementation.

         All Other Fees:

         We did not engage Deloitte & Touche LLP to any other services during the fiscal year ended January 3, 2003.

         The audit committee determined that the provision of the services described above is compatible with maintaining the independence of Deloitte & Touche LLP.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The audit committee of the board of directors, which operates under a written charter adopted by the board of directors, serves as the representative of the board for general oversight of financial accounting and reporting process, system of internal control and audit our process. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of our financial statements to accounting principles generally accepted in the United States.

         In this context, the audit committee reports as follows:

         1. The audit committee has reviewed and discussed the audited financial statements with Deloitte & Touche LLP and Company management.

         2. The audit committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

         3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 3, 2003, for filing with the Securities and Exchange Commission.

         Each of the members of the audit committee is independent as defined under the listing standards of the American Stock Exchange.

         The undersigned members of the audit committee have submitted this
Report:


                                             John E. Lopez-Ona, Chairman
                                             Donald H. Dempsey
                                             James F. Moore

Dated:  March 10, 2003.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for next year's annual meeting, we must receive the written proposal no later than December 12, 2003. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year's annual meeting, we must receive written notice no later than 120 days and no more than 180 days before the meeting date, and the proposal must contain such information as required under our Bylaws.

         You may contact our Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, we do not expect any other matters to be presented for action by the shareholders at the 2003 annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, a nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the board of directors.

                                                                      APPENDIX A

                          JOHN Q. HAMMONS HOTELS, INC.

                        THIS PROXY IS SOLICITED ON BEHALF

                            OF THE BOARD OF DIRECTORS


         The undersigned shareholder of John Q. Hammons Hotels, Inc. hereby appoints Paul E. Muellner and Debra M. Shantz, or either of them, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on Tuesday, May 13, 2003, at 9:00 a.m., local time, at the Holiday Inn University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the General Counsel of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

         (continued and to be signed and dated on reverse side)

1.       Election of Directors.

For three-year terms: Daniel L. Earley, John Q. Hammons and James F. Moore.


         FOR all nominees listed above           WITHHOLD AUTHORITY to vote
         (except as marked to the                for all nominees listed above
         contrary below):

                [ ]                                         [ ]

--------------------------------------------------------------------------------

         (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided.)


2. Ratification of appointment of Deloitte & Touche LLP as independent auditors.

                FOR                AGAINST             ABSTAIN

                 [ ]                 [ ]                 [ ]

3. At their discretion, the proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

         If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

         Date:
              --------------------------------------------------

         -------------------------------------------------------
         Signature of Shareholder or Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.



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